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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 33-80903) of our report dated July 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of Unison Software, Inc. and subsidiaries as of May 31, 1997 and 1996, and for the three years in the period ended May 31, 1997, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
August 26, 1997